Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of KLA-Tencor Corporation of our report dated August 6, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in KLA-Tencor Corporation’s Annual Report on Form 10-K for the year ended June 30, 2018.
/s/ PricewaterhouseCoopers LLP
San Jose, California
November 8, 2018